EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

To Whom it May Concern:

We hereby consent to the use in this Registration Statement to form S-8 of our audit opinion report dated March 31, 2023, with respect to the audited financial statements of Ainos, Inc. included in form 10-K for the period ended December 31, 2022.

/s/ PWR CPA, LLP

PWR CPA, LLP

Houston, Texas

PCAOB #6686

June 7, 2023